EXHIBIT 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Donald D. Humphreys, the principal financial officer of Exxon Mobil Corporation (the “Company”), hereby certifies that, to his knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2010

/s/ Donald D. Humphreys
Donald D. Humphreys Senior Vice President and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Exxon Mobil Corporation and will be retained by Exxon Mobil Corporation and furnished to the Securities and Exchange Commission or its staff upon request.